EXHIBIT 10.32

AMENDMENT NO. 01

AMENDMENT NUMBER ONE

TO

EMPLOYEE STOCK OWNERSHIP PLAN

OF

DIME COMMUNITY BANCSHARES, INC.

AND CERTAIN AFFILIATES

Pursuant to Section 16.1 of the Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates, Amended and restated as of January 1, 2008 ("Plan"), the Plan is hereby amended effective as of the dates set forth below:

1.            ARTICLE I – Effective for Plan Years commencing after December 31, 2008, Section 1.3, the definition of "Allocation Compensation," shall be amended by adding the following new paragraph as the second paragraph to read as follows and any subsequent paragraphs of such section shall follow accordingly:
Effective for Plan Years commencing after December 31, 2008, Allocation Compensation shall include "differential wage payments."  Differential wage payments means any payment which: is made by the Employer to an Employee with respect to any period during which the Employee is performing service in the uniformed services of the United States while on active duty for a period of more than thirty (30) days, and represents all or a portion of the wages the Employee would have received if such Employee were performing service for the Employer.  This paragraph shall only apply if all Employees receive differential wage payments on a reasonably equivalent basis, are eligible to participate in the Plan, and may make payments on reasonably equivalent terms.

2.            ARTICLE III – Effective as of January 1, 2007, Section 3.1, "Military Service," shall be amended by adding the following new paragraph to the end thereof to read as follows:
Effective as of January 1, 2007, a Participant who dies or becomes disabled while performing Qualified Military Service shall be deemed to be reemployed by the Employer, in accordance with his reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), on the day preceding his death or Disability, as applicable, and to have incurred a termination of service on the actual date of death or Disability.  In the case of any such treatment, any full or partial compliance by the Plan with respect to the benefit accrual requirements with respect to such Participant shall be treated as if such compliance were required under USERRA, provided all Participants performing Qualified Military Service who die or become disabled as a result of performing Qualified Military Service prior to reemployment by the Employer, are credited with service and benefits on reasonably equivalent terms.

3.            ARTICLE VIII – Effective for limitation years commencing on or after July 1, 2007, Section 8.2(c)(v), the definition of "Limitation Year," shall be amended by adding the following new sentence to the end thereof to read as follows:
Effective for Limitation years commencing on or after July 1, 2007, if the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan shall be deemed to have changed the Limitation Year, and the Code Section 415(c)(1)(A) dollar limit shall be prorated for the short Limitation Year.

4.            ARTICLE X – Effective as of January 1, 2008, Section 10.3 shall be amended by replacing the plan name "The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust" with "The Dime Savings Bank of Williamsburgh 401(k) Savings Plan" wherever such plan name appears in such section.

5.            ARTICLE XIII – Section 13.5 shall be amended by adding the following new subsection (e) to the end thereof to read as follows:
(e)            Default to Discontinue 2009 RMDs.  Notwithstanding Section 13.5(b), a Participant or designated Beneficiary who would have been required to receive a Required Minimum Distribution for 2009 ("2009 RMD"), except for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs, or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's designated Beneficiary, or for a period of at least ten (10) years ("Extended 2009 RMDs"), will not receive those distributions for 2009, unless the Participant or designated Beneficiary chooses to receive such distributions.  Participants and designated Beneficiaries described in the preceding sentence, shall be given the opportunity to elect to receive such distributions.

6.            ARTICLE XIII – Effective as of the dates set forth herein, Section 13.6 shall be amended in its entirety to read as follows:
(a)            For distributions made after December 31, 2001, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant or Distributee's election under this section, a Participant or Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution that is equal to at least five hundred dollars ($500) paid directly to an Eligible Retirement Plan specified by the Participant or Distributee in a Direct Rollover.  If an Eligible Rollover Distribution is less than five hundred dollars ($500), a Participant or Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.
(b)            For purposes of this section, the following definitions shall apply:
(i)            "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(ii)            "Distributee" means an Employee or former Employee.  In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former spouse.  Effective for Eligible Rollover Distributions made after December 31, 2008, a Distributee shall also include the Employee's nonspouse designated Beneficiary.  In the case of a nonspouse designated Beneficiary, the Direct Rollover may be made only to an individual retirement account or annuity described in Code Section 408(a) or Code Section 408(b) ("IRA") that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).  In addition, in this case, the determination of any required minimum distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-51 I.R.B. 395.
(iii)            "Eligible Retirement Plan" means (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) for distributions made after December 31, 2007, a Roth IRA described in Section 408A(e) of the Code, however, for distributions made prior to January 1, 2010, a Participant shall be subject to income limitations, (iv) an annuity plan described in Section 403(a) of the Code, (v) a qualified defined contribution plan described in Section 401(a) of the Code, (vi) an annuity contract described in Section 403(b) of the Code, and (vii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee's Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.
(iv)            "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distributions(s) that is reasonably expected to total less than two hundred dollars ($200) during a year.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions which are not includable in gross income.  However, such portion may be transferred only to (i) an individual retirement account or individual retirement annuity described in Section 408(a) or (b) of the Code; (ii) for taxable years commencing after December 31, 2001 and before January 1, 2007, to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (iii) for taxable years commencing after December 31, 2006, to a qualified trust or to an annuity contract described in Code Section 403(b), if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

7.            ARTICLE XIX – Effective as of January 1, 2008, Section 19.1 shall be amended by replacing the plan name "The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust" with "The Dime Savings Bank of Williamsburgh 401(k) Savings Plan" wherever such plan name appears in such section.

IN WITNESS WHEREOF, Dime Community Bancshares, Inc. has caused this Amendment to be executed this ____ day of __________________, 2009 pursuant to the authority in adopted resolutions granting the appropriate officer(s) the authority to take any action as may be necessary to maintain the tax-qualified status of the Plan.

DIME COMMUNITY BANCSHARES, INC.

       By:        _________________________

Print Name: _________________________

    Title:        _________________________

AMENDMENT NO. 02
Employee Stock Ownership Plan
Of
Dime Community Bancshares, Inc.
 And Certain Affiliates

(Amended and Restated
Effective January 1, 2008)

AMENDMENT

1.	ARTICLE I – Section 1.51 of the Plan shall be amended to read in its entirety as follows:

Section 1.51                          Qualified Participant  means a Participant or Former Participant who has attained age 55 and who has been a Participant in the Plan for at least 10 years.
2.	ARTICLE I – Section 1.54 of the Plan shall be amended to read in its entirety as follows:

Section 1.54                          Share means a share of any class of stock issued by the Employer or any Affiliated Employer; that is provided that such share is (a) common stock that is readily tradable on an established market; (b) common stock possessing the most favorable dividend rights and voting rights of any class of common stock issued by the Employer or Affiliated Employer; (c) noncallable preferred stock that is convertible at any time into common stock meeting the requirements of section 1.54(a) or (b) at a conversion price that is reasonable at the time the preferred stock is acquired by the Plan..

3.	ARTICLE VI – The last sentence of section 6.1 of the Plan shall be amended to read in its entirety as follows:

Any such Share Acquisition Loan shall be primarily for the benefit Plan participants and their Beneficiaries, shall be obtained on such terms and conditions as the Committee may approve; provided, however, that such terms and conditions shall provide for a definite term, shall not provide for payment on demand, shall provide for the payment of interest at no more than a reasonable rate and shall otherwise permit such Share Acquisition Loan to satisfy the requirements of section 4975(d)(3) of the Code and section 408(b)(3) of ERISA.

4.	ARTICLE VIII – Section 8.2(d) of the Plan shall be amended to read in its entirety as follows:
(d)            (i)            When a Participant's Annual Addition to this Plan must be reduced to satisfy the limitations of section 8.2(a) or (b) in a Limitation Year that begins before July 1 2007, such reduction shall be applied to ESOP Contributions and to Shares allocated as a result of a Loan Repayment Contribution which are included as an Annual Addition in such order as shall result in the smallest reduction in the number of Shares allocable to the Participant's Account. No reduction shall be applied to 401(k) Safe Harbor Contributions unless and until all other amounts included in the Participant's Annual Addition have been reduced to zero. The amount by which any Participant's Annual Addition to this Plan is reduced shall be allocated in accordance with Articles V and VII as a contribution by the Employer in the next succeeding Limitation Year.

(ii)            When a Participant's Annual Addition to this Plan must be reduced to satisfy the limitations of section 8.2(a) or (b) in a Limitation Year that begins on or after July 1 2007, such reduction shall be effected in accordance with the prevailing requirements of Employee Plans Compliance Resolution System or other applicable correction procedure then permitted by applicable law, rule or regulation.

5.	ARTICLE IX – The last sentence of section 9.4 of the Plan shall be amended to read in its entirety as follows:

Section 9.4                          Forfeitures on Termination of Employment.
Upon the termination of employment of a Participant or Former Participant for any reason other than death, Disability, Retirement, that portion of the balance credited to his Account which is not vested at the date of such termination shall be forfeited as of the last Valuation Date for the Plan Year in which such termination of employment occurs. The proceeds of such forfeitures, less amounts, if any, required to be credited because of re‑employment pursuant to section 9.5, shall be treated as Forfeitures and shall be disposed of as provided in section 9.6.  If a Participant or Former Participant's Account includes assets other than Shares allocated in connection with the repayment of a Share Acquisition Loan, Forfeitures shall be applied first to such other assets, and if such Account includes more than one class of Shares, Forfeitures shall be applied proportionately to each class of Shares.

6.	ARTICLE X– The last sentence of section 10.3 of the Plan shall be amended to read in its entirety as follows:

Section 10.3                          Distributions for Diversification of Investments.
(a)            Notwithstanding section 10.2, each Qualified Participant may:
(i)            during the first 90 days of each of the first five Plan Years to begin after the Plan Year in which he first becomes a Qualified Participant, elect that such percentage of the balance credited to his Account as he may specify, but in no event more than 25% of the balance credited to his Account, be either distributed to him pursuant to this section 10.3(a)(i) or transferred to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust to the extent permitted by such plan, no later than 90 days after the last day that such election may be made; and
(ii)            during the first 90 days of the sixth Plan Year to begin after the Plan Year in which he first becomes a Qualified Participant or of any Plan Year thereafter, elect that such percentage of the balance credited to his Account as he may specify, but in no event more than 50% of the balance credited to his Account, be either distributed to him pursuant to this section 10.3(a)(ii) or transferred to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust to the extent permitted by such plan, no later than 90 days after the last day that such election may be made.
For purposes of an election under this section 10.3, the balance credited to a Participant's Account shall be the balance credited to his Account determined as of the last Valuation Date to occur in the Plan Year immediately preceding the Plan Year in which such election is made and the 25% and 50% limitations shall apply to such balance after adjustment for all amounts previously distributed or transferred to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust under this Section 10.3.  For this purpose, Account balances shall be expressed in Shares.
(a)
An election made under section 10.3(a) shall be made in writing, in the form and manner prescribed by the Plan Administrator, and shall be filed with the Plan Administrator during the election period specified in section 10.3(a). As soon as is practicable, and in no case later than 90 days following the end of the election period during which such election is made, the Plan Administrator shall take such actions as are necessary to cause the specified percentage of the balance credited to the Account of the Qualified Participant making the election to be distributed to such Qualified Participant.

(c)            An election made under section 10.3(a) may be changed or revoked at any time during the election period described in section 10.3(a) during which it is initially made. In no event, however, shall any election under this section 10.3 result in more than 25% of the balance credited to the Participant's Account being distributed to the Participant or transferred to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust, if such election is made during a Plan Year to which section 10.3(a)(i) applies, or result in more than 50% of the balance distributed to the Participant or transferred to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust, if such election is made during the Plan Year to which section 10.3(a)(ii) applies or thereafter.

7.	ARTICLE XIII – Section 13.8 of the Plan shall be amended to include a new subsection (e) to read in its entirety as follows:

(e)            The provisions of this section 13.8 are non-terminable and shall continue to apply following the repayment of an applicable Share Acquisition Loan, the termination of the Plan or the termination of the Plan's status as an employee stock ownership plan.

8.	ARTICLE XIII – Section 13.9 of the Plan shall be amended to include a new subsection (e) to read in its entirety as follows:

(e)            The provisions of this section 13.9 are non-terminable and shall continue to apply following the repayment of an applicable Share Acquisition Loan, the termination of the Plan or the termination of the Plan's status as an employee stock ownership plan.

9.	ARTICLE VII – Section 17.3 of the Plan shall be amended by adding the following new sentence at the end thereof:
(b)	An individual's Cumulative Accrued Benefits under this Plan as of a Determination Date are equal to the sum of:
(i)	the balance credited to such individual's Account under this Plan as of the most recent Valuation Date preceding the Determination Date;
(ii)	the amount of any ESOP Contributions or Loan Repayment Contributions made after such Valuation Date but on or before the Determination Date; and
(iii)
the amount of any distributions of such individual's Cumulative Accrued Benefits under the Plan during the five year period ending on the Determination Date other than distributions in Plan Years beginning after December 31, 2001 that are made more than one year after the Determination Date on account of severance from employment, death or disability .

For purposes of this section 17.4(a), the computation of an individual's Cumulative Accrued Benefits, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with section 416 of the Code and the regulations thereunder.
IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Dime Community Bancshares, Inc. pursuant to authority given by the Board of Directors.
Dime Community Bancshares, Inc.
By    ______________________________
Title: ________________________
Date: ________________________

AMENDMENT NO. 03

Employee Stock Ownership Plan
Of
Dime Community Bancshares, Inc.
 And Certain Affiliates

(Amended and Restated
Effective January 1, 2008)

AMENDMENT

1.	ARTICLE VII – Section 7.2 of the Plan shall be amended by adding the following new sentences at the end thereof:
For all purposes of this section 7.2, the phrase "immediately preceding calendar year" means the calendar year ending on or immediately prior to the Plan Year in question.  If, after May 1, 2012, there is a short Plan Year that does not end on the last day of a calendar year, "immediately preceding calendar year" shall mean the period beginning on January 1 in the short Plan Year and ending on the last day of the short Plan Year.
2.	ARTICLE VII – Section 7.3 of the Plan shall be amended by adding the following new sentence at the end thereof:
For all purposes of this section 7.3, the phrase "immediately preceding calendar year" means the calendar year ending on or immediately prior to the Plan Year in question.  If, after May 1, 2012, there is a short Plan Year that does not end on the last day of a calendar year, "immediately preceding calendar year" shall mean the period beginning on January 1 in the short Plan Year and ending on the last day of the short Plan Year.
IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Dime Community Bancshares, Inc. pursuant to authority given by the Board of Directors.
Dime Community Bancshares, Inc.
By    ______________________________
Title: ________________________
Date: ________________________

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